NORTH PENN BANCORP, INC.
SPECIAL MEETING OF SHAREHOLDERS

[   ] [  ], 2011

[  ] a.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas A. Byrne and Thomas J. Dziak, or each of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of North Penn Bancorp, Inc. (the “Company”), which the undersigned is entitled to vote only at the Special Meeting of Shareholders, to be held on [  ] [  ], 2011 at [  ] a.m., local time, at [    ], [     ], Scranton, Pennsylvania 18503, and at any and all adjournments or postponements, with all the powers the undersigned would possess if personally present at such meeting as follows.

1.
To approve and adopt the Agreement and Plan of Merger, dated as of December 14, 2010, by and among Norwood Financial Corp., Wayne Bank, North Penn Bancorp, Inc. and North Penn Bank pursuant to which North Penn Bancorp, Inc. will merge with and into Norwood Financial Corp.

FOR                     AGAINST                                               ABSTAIN

❒     ❒        ❒

2.	To adjourn, postpone or continue the Special Meeting, if necessary, to solicit additional proxies in favor of the Agreement and Plan of Merger.

FOR                     AGAINST                                               ABSTAIN

❒     ❒        ❒

The Board of Directors recommends a vote “FOR” the above listed proposals.

This proxy, when properly signed by you, will be voted in the manner you direct on this card.  If no direction is made this proxy will be voted “FOR” Items 1 and 2 and in the discretion of the proxy holders named in this proxy upon such other business as may properly come before the Special Meeting or any adjournment.  This proxy also confers discretionary authority on the proxy holders to vote with respect to the matters incident to the conduct of the Special Meeting.

This proxy may be revoked by you at any time before it is voted at the Special Meeting.

Please be sure to sign below and date this proxy.                                      DATE: ________________

___________________________________                                         ___________________________________
            Shareholder sign above                                                                     Co-holder (if any) sign above
Name: _____________________________                                           Name: _____________________________

Please sign exactly as your name appears above and print the date on which you sign the proxy in the spaces provided above.  If signed on behalf of a corporation, please sign in corporate name by an authorized officer.  If signing as a representative, please give full title as such.  For joint accounts, only one owner is required to sign.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

VOTING AUTHORIZATION FORM
NORTH PENN BANCORP, INC.
SPECIAL MEETING OF SHAREHOLDERS
401(K) PLAN
[   ] [  ], 2011

[   ] a.m., Local Time

The undersigned hereby directs the Trustee to vote all shares of common stock of North Penn Bancorp, Inc. (the “Company”) credited to the undersigned’s account for which the undersigned is entitled to vote only at the Special Meeting of Shareholders, to be held on [   ] [  ], 2011 at [   ] a.m., local time, at [    ], [    ], Scranton, Pennsylvania 18503, and at any and all adjournments or postponements, with all the powers the undersigned would possess if personally present at such meeting as follows.

1.
To approve and adopt the Agreement and Plan of Merger, dated as of December 14, 2010, by and among Norwood Financial Corp., Wayne Bank, North Penn Bancorp, Inc. and North Penn Bank pursuant to which North Penn Bancorp, Inc. will merge with and into Norwood Financial Corp.

FOR                     AGAINST                                               ABSTAIN

❒     ❒        ❒

2.	To adjourn, postpone or continue the Special Meeting, if necessary, to solicit additional proxies in favor of the Agreement and Plan of Merger.

FOR                     AGAINST                                               ABSTAIN

❒     ❒        ❒

The Board of Directors recommends a vote “FOR” the above listed proposals.

The Trustee is hereby authorized to vote all shares of the Company common stock credited to me in its trust capacity as indicated above.

Please be sure to sign below and date this proxy.                                                      DATE: ________________

___________________________________                                                          ___________________________________
            Shareholder sign above                                                                                     Co-holder (if any) sign above
Name: _____________________________                                                           Name: _____________________________

PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN ______, 2011

VOTING AUTHORIZATION FORM
NORTH PENN BANCORP, INC.
SPECIAL MEETING OF SHAREHOLDERS
ESOP
[   ] [  ], 2011

[   ] a.m., Local Time

The undersigned hereby directs the Trustee to vote all shares of common stock of North Penn Bancorp, Inc. (the “Company”) credited to the undersigned’s account for which the undersigned is entitled to vote only at the Special Meeting of Shareholders, to be held on [   ] [  ], 2011 at [   ] a.m., local time, at [     ], [     ], Scranton, Pennsylvania 18503, and at any and all adjournments or postponements, with all the powers the undersigned would possess if personally present at such meeting as follows.

1.
To approve and adopt the Agreement and Plan of Merger, dated as of December 14, 2010, by and among Norwood Financial Corp., Wayne Bank, North Penn Bancorp, Inc. and North Penn Bank pursuant to which North Penn Bancorp, Inc. will merge with and into Norwood Financial Corp.

FOR                     AGAINST                                               ABSTAIN

❒     ❒        ❒

2.	To adjourn, postpone or continue the Special Meeting, if necessary, to solicit additional proxies in favor of the Agreement and Plan of Merger.

FOR                     AGAINST                                               ABSTAIN

❒     ❒        ❒

The Board of Directors recommends a vote “FOR” the above listed proposals.

This proxy, when properly signed by you, will be voted in the manner you direct on this card.  If no direction is made this proxy will be voted “FOR” Items 1 and 2 and in the discretion of the proxy holders named in this proxy upon such other business as may properly come before the Special Meeting or any adjournment.  At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

This proxy may be revoked by you at any time before it is voted at the Special Meeting.

Please be sure to sign below and date this proxy.                                          DATE: ________________

___________________________________                                             ___________________________________
            Shareholder sign above                                                                         Co-holder (if any) sign above
Name: _____________________________                                               Name: _____________________________

PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN _____, 2011